UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2021

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39866	85-3306396
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11120 Roselle Street, Suite A San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

(858) 925-8215

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	EFTR	Nasdaq Capital Market
Warrants to purchase common stock	EFTRW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021, Laurence Lasky, Ph.D., resigned from the Board of Directors (the “Board”) of eFFECTOR Therapeutics, Inc. (the “Company”), effective immediately. Dr. Lasky advised the Company that his decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Additionally, on November 1, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, and pursuant to the amended and restated bylaws of the Company, the Board appointed Barbara Klencke, M.D., to fill the vacancy created by such resignation. Dr. Klencke will serve as a Class III director, with an initial term expiring at the Company’s 2024 annual meeting of stockholders. In connection with such Board appointment, effective as of November 1, 2021, Dr. Klencke was appointed to the Compensation Committee of the Board.

Dr. Klencke has served as the Chief Medical and Chief Development Officer of Sierra Oncology Inc., a publicly traded clinical-stage biopharmaceutical company since 2015. Concurrently, she was an independent board member of Lexent Bio from 2017 until the company’s acquisition by Foundation Medicine in 2020. From 2011 to 2015, Dr. Klencke served as SVP, Global Development, at Onyx Pharmaceuticals, which was acquired by Amgen Inc., in 2013. She also led a variety of both early- and late-stage oncology programs while at Genentech, Inc. from 2003 to 2011. She completed Internal Medicine and Hematology/Oncology training at the University of California, San Francisco and remained there as an Assistant Professor of Medicine in Oncology focusing on clinical research from 1995 to 2002. Dr. Klencke holds a B.S. from Indiana University and an M.D. from the University of California, Davis.

Pursuant to the Company’s non-employee director compensation program, Dr. Klencke was granted on the date of her appointment options to purchase 40,000 shares of the Company’s common stock, which vest in substantially equal monthly installments over the three years following her appointment to the Board. Dr. Klencke will receive cash compensation for her service on the Board in accordance with the Company’s non-employee director compensation program, as such program may be amended from time to time. Dr. Klencke has also entered into the Company’s standard form of Indemnification Agreement, the form of which was filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission on August 5, 2021.

There is no arrangement or understanding between Dr. Klencke and any other person pursuant to which Dr. Klencke was appointed as a director. Dr. Klencke is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended. The Board has determined that Dr. Klencke is an independent director in accordance with the listing requirements of the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eFFECTOR Therapeutics, Inc.

Date: November 1, 2021	By:	/s/ Stephen Worland
	Name:	Stephen Worland
	Title:	President and Chief Executive Officer